[LETTERHEAD OF WEINBERG & COMPANY, P.A.]


                                                     October 13, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      RE:   GLOBAL AXCESS CORPORATION
            FILE REF. NO. 000-17874

We were previously the principal accountant for Global Axcess Corporation and, under the date of March 31, 2005 we reported on the consolidated financial statements of Global Axcess Corporation and subsidiaries as of December 31, 2004. On June 20, 2005 we were dismissed as principal accountant was terminated. We have read Global Axcess Corporation's statements included under Item 4 of its Form 8-K/A2 dated October 13, 2005 and we agree with such statements.

                                               Very truly yours,


                                               /s/ Weinberg & Company, P.A.
                                               WEINBERG & COMPANY, P.A.
                                               Certified Public Accountants

cc:  Global Axcess Corporation